EXHIBIT 23.3


                       [Letterhead of ARTHUR ANDERSEN LLP]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm), included in or made a part of this Registration Statement on Form S-4 (File No. 333-________), dated January 27, 1997 which accompanies the consolidated financial statements of PanAmSat Corporation and subsidiaries and predecessor entity as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, of PanAmSat Corporation.




                                             /s/  Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP




Stamford, Connecticut
  June 4, 1998